                              FOR INFORMATION ONLY

       THIS REGISTRATION STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1999.

--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                      PURSUANT TO SECTION 12(b) OR 12(g) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                            -------------------------

                             China Ventures Limited

                 (Name of Small Business Issuer in its Charter)

        CAYMAN ISLANDS                                    N/A
--------------------------------          ------------------------------------
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)


COURVOISIER CENTRE II, SUITE 705
601 BRICKELL KEY DRIVE, MIAMI, FLORIDA                    33131
---------------------------------------                 ---------
(Address of Principal Executive Offices)                (Zip Code)


                                 (305) 535-9700
                            -------------------------
                            Issuer's Telephone Number

        Securities to be registered pursuant to Section 12(b) of the Act:


  Title of Each Class                     Name of Each Exchange on
  to be so registered                     which each class is to be registered
----------------------                    ------------------------------------
     Common Stock                                 ________


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

ITEM 1.  BUSINESS.

GENERAL

         China Ventures Limited was incorporated in the Cayman Islands in Delaware 1999. China Ventures is not an operating company and does not have significant assets or conduct significant business. The principal executive offices of China Ventures are located at One Capital Place, Fourth Floor, P.O. Box 847, Grand Cayman, Cayman Islands, British West Indies. The telephone number is (305) 535-9700.

         China Ventures currently has no employees.

         China Ventures was formed to provide a method for an as-yet unidentified private company in China to become a reporting "public" company whose securities are qualified for trading in the United States secondary market. There are certain perceived benefits to being a reporting company with a class of publicly-traded securities qualified for trading in the United States secondary market. These are commonly thought to include the following:

         * the ability to register securities and use registered securities to acquire assets or businesses;
         *         increased visibility;
         *         the facilitation of borrowing from financial institutions;
         *         improved trading efficiency;
         *         shareholder liquidity;
         *         greater ease in subsequently raising capital;
         *         compensation of key employees through stock options;
         *         enhanced corporate image; or
         *         a presence in the United States capital markets.

         A business entity, if any, which may be interested in a business combination with China Ventures may include the following:

         * a company for whom a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;
         * a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
         * a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;
         * a company which believes that it will be able obtain investment capital on more favorable terms after it has become public;
         * a foreign company which may wish an initial entry into the United States securities market;
         * a company seeking one or more of the other perceived benefits of becoming a public company.

         China Ventures will attempt to locate and negotiate with a business entity for the merger, or some other business combination, of that entity into China Ventures. In certain instances, a target entity may wish to become a subsidiary of China Ventures or may wish to contribute assets to China Ventures rather than merge. A business combination with a target entity may involve the transfer to the target entity or its owners of the majority of the issued and outstanding common stock of China Ventures, and the substitution by the target business of its own management and board of directors.

         China Ventures will initially attempt to locate and negotiate with a target business entity from the Republic of China. No assurances can be given that China Ventures will be successful in locating an appropriate Chinese entity or successfully negotiating a transaction with such entity. No assurances can be given as to the nature of the target entity, as to whether China Ventures will be able to enter into a business combination or as to the terms of the business combination.

         China Ventures is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do so under the Securities Exchange Act of 1934, as amended.

         China Ventures's business is subject to numerous risk factors, including the following:

         WE HAVE NO OPERATING HISTORY AND MINIMAL ASSETS AND, AS A RESULT, OUR PROSPECTS ARE DIFFICULT TO EVALUATE.

         We have had no operating history nor any revenues or earnings from operations. China Ventures has no significant assets or financial resources. We will sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. As a result we may incur a net operating loss which will increase continuously until we can consummate a business combination with a target entity.

         OUR PROPOSED OPERATIONS ARE SPECULATIVE AND OUR BUSINESS MAY FAIL.

         The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the target entity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination the success of our operations, most likely, will be dependent upon management of the target entity and numerous other factors beyond our control.

         WE INTEND TO ENTER INTO A BUSINESS COMBINATION WITH A CHINESE ENTITY, WHICH WILL EXPOSE US TO RISKS NOT ASSOCIATED WITH DOMESTIC ENTITIES.

         This may expose us to many risks, including:

         -         economic downturns,

         -         currency exchange rate fluctuations,

         -         changes in governmental policy,

         -         international incidents,

         -         military outbreaks,

         -         government instability,

         -         nationalization of foreign assets, and

         -         government protectionism.

         WE ARE NOT CURRENTLY A PARTY TO AND CANNOT GUARANTEE THAT WE WILL BECOME A PARTY TO ANY ARRANGEMENT WHICH WOULD RESULT IN A BUSINESS COMBINATION.

         Although we have commenced preliminary discussions with a business entity from the Republic of China, we currently have no arrangement or agreement with respect to engaging in a merger with or acquisition of any business entity. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, or without which we would not consider a business combination with such business entity.

         WE MAY BE ABLE TO PURSUE ONLY ONE BUSINESS OPPORTUNITY WHICH WOULD RESTRICT OUR ABILITY TO DIVERSIFY INTO OTHER AREAS.

         Our proposed operations, even if successful, will in all likelihood result in us engaging in a business combination with only one business opportunity. Consequently, our activities will be limited to those engaged in by the business with which we merge or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

         CHINA VENTURES HAS, AND WILL CONTINUE TO HAVE, NO CAPITAL WITH WHICH TO PROVIDE THE OWNERS OF TARGET ENTITIES.

         Although China Ventures has no capital to provide to target entities, management believes that China Ventures will be able to offer owners of target entities the opportunity to acquire ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. This, however, is no guarantee that the owners of a target entity will enter into a business combination with China Ventures.

         WE DEPEND ON KEY INDIVIDUALS AND THEY WOULD BE DIFFICULT TO REPLACE.

         While seeking a business combination, management anticipates devoting minimal hours to our business. Our officers and directors have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. We have not obtained key man life insurance on our officers and directors. Notwithstanding the combined limited experience and limited time commitment of management, loss of the services of these individuals would adversely affect development of our business and our likelihood of continuing operations.

         OUR MANAGEMENT MAY PARTICIPATE IN OTHER ACTIVITIES WHICH MAY DIRECTLY OR INDIRECTLY CONFLICT WITH THE ACTIVITIES IN WHICH WE ARE PARTICIPATING.

         Our officers and directors participate in other ventures which may compete directly or indirectly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future. Management has adopted a policy that requires full disclosure of any potentially conflicting relationships.

         THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT MAY DELAY OR PRECLUDE THE ACQUISITION OF SOME TARGET ENTITIES.

          The Exchange Act requires companies whose securities are registered under the Exchange Act to provide information about significant acquisitions including audited financial statements for the acquired entity covering one or two fiscal years, depending on the relative size of the acquisition.

         The time and additional costs that may be incurred by some target entities to prepare such audited financial statements may significantly delay or essentially preclude our consummation of an otherwise desirable acquisition. Acquisition prospects that do not have and are unable to obtain the required audited financial statements will not be appropriate for acquisition.

         A BUSINESS COMBINATION MAY RESULT IN A CHANGE IN CONTROL AND A CHANGE IN OUR MANAGEMENT.

         A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a target entity obtaining a controlling interest in us. Any such business combination may require our officers and directors to sell or transfer all or a portion of our common stock held by them, and to resign as members of the Board of Directors and as officers. The resulting change in control could result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

         THERE IS NO ASSURANCE THAT A TRADING MARKET WILL EVER DEVELOP IN OUR SECURITIES.

         We currently have no shares which have been registered for public sale or are eligible to be sold in any public market. We may enter into a business combination with a business entity that desires to establish a public trading market for its shares if we have shares that are trading publicly. A target entity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with China Ventures. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders or the inability to obtain an underwriter or to obtain an underwriter on terms satisfactory to the target entity.

         THERE IS NO GUARANTEE THAT A BUSINESS COMBINATION WOULD RESULT IN TAX-FREE TREATMENT.

         Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to us and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

         YEAR 2000 PROBLEMS MAY PRECLUDE OUR ABILITY TO ACQUIRE CERTAIN
         COMPANIES.

         The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any programs that have date-sensitive software or equipment that has time-sensitive embedded components may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in a major system failure or miscalculations. We will not enter into an acquisition transaction with any business that has an unresolved Year 2000 problem.

ITEM 2.  FINANCIAL INFORMATION.

OVERVIEW.

         China Ventures is a recently formed company. As such it has no prior operating history. China Ventures has no revenue history and therefore has not achieved profitability.

PLAN OF OPERATION.

         China Ventures intends to merge with or acquire a business entity in exchange for China Ventures' securities. Initially China Ventures will attempt to merge with or acquire a business entity from the People's Republic of China. If this attempt is not successful, China Ventures anticipates seeking out a target business through solicitation. This solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide Web sites and similar methods. No estimate can be made as to the number of persons who will be contacted or solicited.

         China Ventures has no full time employees. China Ventures' officers and directors have agreed to allocate a portion of their time to the activities of China Ventures, without compensation. They anticipate that the business plan of China Ventures can be implemented by each of them devoting a modest number of hours to the business affairs of China Ventures. Consequently, conflicts of interest may arise with respect to the limited time commitment by them. China Ventures' officers and directors expect in the future to become involved with other companies which have a business purpose similar to that of China Ventures. A conflict may arise in the event that another company, or a company to be formed, with which management is affiliated seeks a target business. The Memorandum and Articles of Association of China Ventures provides that China Ventures may indemnify officers and/or directors of China Ventures for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of China Ventures could be used or attached to satisfy any liabilities subject to such indemnification.

GENERAL BUSINESS PLAN.

         China Ventures' purpose is to seek, investigate and, if the investigation warrants, merge with or otherwise acquire a business entity from the People's Republic of China. If this attempt fails, China Ventures will not restrict its search to any specific business, industry, or geographical location and China Ventures may participate in a business venture of virtually any kind or nature.

         China Ventures may seek a business opportunity with an entity which has recently commenced operations, or which wishes to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. China Ventures may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

         China Ventures anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, and providing liquidity for shareholders and other factors. The officers and directors of China Ventures, however, have not conducted market research and are not aware of statistical data to support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

         The analysis of new business opportunities will be undertaken by, or under the supervision of the officers and directors of China Ventures, who are not professional business analysts. In analyzing prospective business opportunities, management will consider such matters as the

         -         available technical, financial and managerial resources;

         -         working capital and other financial requirements;

         -         history of operations, if any;

         -         prospects for the future;

         -         nature of present and expected competition;

         - the quality and experience of management services which may be available;

         - the potential for further research, development, or exploration;

         - specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of China Ventures; the potential for growth or expansion;

         - the potential for profit; the perceived public recognition or acceptance of products, services, or trades;

         -         name identification; and

         -         other relevant factors.

         To the extent possible, China Ventures intends to utilize written reports and personal investigation to evaluate factors. The Exchange Act requires that any merger or acquisition candidate comply with certain reporting requirements, which include providing audited financial statements to be included in the reports to be filed under the Exchange Act. China Ventures will not acquire or merge with any company for which audited financial statements cannot be obtained at or within a reasonable period of time after closing of the proposed transaction.

         The officers and directors of China Ventures may not be experienced in matters relating to the business of a target entity, but will primarily rely upon their own efforts in accomplishing the business purposes of China Ventures. It is anticipated that outside consultants or advisors may be used by China Ventures to assist in the search for qualified target entities. If China Ventures does retain an outside consultant or advisor, any cash fee earned by the consultant will need to be paid by the prospective merger/acquisition candidate, as China Ventures has limited cash assets with which to pay such obligation. China Ventures may pay all or some of the consultant's or advisor's fee with previously authorized but unissued shares.

ACQUISITION OPPORTUNITIES.

         We anticipate that any securities issued in a reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, China Ventures may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If this registration occurs, of which there can be no assurance, it may be undertaken by the surviving entity after China Ventures has entered into an agreement for a business combination or has consummated a business combination and China Ventures is no longer considered a blank check company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in China Ventures' securities may have a depressive effect on the market value of China Ventures' securities if a market develops.

         While the actual terms of a transaction to which China Ventures may be a party cannot be predicted, we will attempt to avoid the creation of a taxable event and structure the acquisition in a "tax-free" reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         With respect to any merger or acquisition, negotiations with target entity management is expected to focus on the percentage of China Ventures which target entity shareholders would acquire in exchange for all of their shareholdings in the target entity. Depending upon, among other things, the target entity's assets and liabilities, China Ventures' shareholders prior to the transaction will in all likelihood hold a minority percentage ownership interest in China Ventures following any merger or acquisition. The percentage ownership will be subject to significant reduction in the event China Ventures acquires a target entity with substantial assets. Therefore, any merger or acquisition effected by China Ventures can be expected to have a significant dilutive effect on the percentage of shares held by China Ventures' shareholders at such time.

         China Ventures will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally these agreements will require certain representations and warranties of the parties, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with China Ventures' attorneys and accountants, and will include other important terms.

         China Ventures will not acquire or merge with any entity which cannot provide audited financial statements at a closing of the proposed transaction or represent that it will provide audited financial statements within a reasonable period of time after closing of the proposed transaction. China Ventures will be subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the duty of China Ventures to file audited financial statements as part of its Current Report on Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as a requirement to file audited financial statements in its annual report on Form10-K. If these audited financial statements are not available at closing, or within time parameters necessary to insure China Ventures' compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target entity, the closing documents may provide that the proposed transaction can voided at the discretion of the present management of China Ventures.

         China Ventures' officers and directors have agreed that they may advance to China Ventures additional funds which China Ventures may need for operating capital and for costs in connection with searching for or completing an acquisition or merger. There is no minimum or maximum amount an officer or director may advance to China Ventures.

         China Ventures does not intend to borrow funds for the purpose of repaying advances made by officers or directors or to make any payments to China Ventures' promoters, management or their affiliates.

COMPETITION.

         China Ventures will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than China Ventures. In view of China Ventures's extremely limited financial resources and limited management availability, China Ventures will continue to be at a significant competitive disadvantage compared to China Ventures' competitors.

CONFLICTS OF INTEREST.

         Management may agree to pay finder's fees, as appropriate and allowed, to unaffiliated persons who may bring a target business to China Ventures where that referral results in a business combination. The amount of any finder's fee will be subject to negotiation, and cannot be estimated at this time.

         Management has adopted certain policies involving possible conflicts of interest, including prohibiting any of the following transactions involving management or promoters or their affiliates or associates:

         (i)      Any lending by China Ventures to such persons; or

         (ii) The issuance of any additional securities to such persons prior to a business combination.

         These policies have been adopted by the Board of Directors of China Ventures, and any changes in these provisions would require the approval of the Board of Directors. Management does not intend to propose any such action and does not anticipate that any such action will occur.

         There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of China Ventures could result in liability of management to China Ventures. However, any attempt by shareholders to enforce a liability of management to China Ventures would most likely be prohibitively expensive and time consuming.

ITEM 3.  DESCRIPTION OF PROPERTY.

         China Ventures owns no real property and at this time has no agreements to acquire any property. China Ventures currently uses office space located at Courvoisier Centre II, Suite 705, 601 Brickell Key Drive, Miami, FL 33131 to conduct its operations. It is not charged for the use of this office space.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

         The number of shares of China Ventures' common stock owned by China Ventures' directors and officers and by each person who owns legally and beneficially more than five percent of China Ventures= issued and outstanding common stock on December 20, 1999, the address of each such person and the percentage of the common stock represented by such shares is set forth in the following table. Unless otherwise indicated all ownership is both legal and beneficial.



-------------------------------------------------------------------------------
         Name and Address                Amount and Nature   Percent of Class
          of Beneficial                   of Beneficial
             Owner                            Owner
-------------------------------------------------------------------------------
         Hong Yang                           123,750              49.00%
         11\F Huitong Building Finance
           and Trade District
         Haikou City
         Hainan Province
         Peoples Republic
         of China P.C.  570125

         James N. L. Chow                    121,250              48.01%
         52 Hoi Pong Road, Central
         Lei Yue Mun, Kowloon, HK

         All Executive Officers and
         Directors as a Group                245,000              97.01%



ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

         The names, ages and terms of office of directors and executive officers of China Ventures are set forth in the following table:


              NAME            AGE        POSITIONS              DIRECTOR SINCE
         ----------------   ------    -------------------       ---------------
         Hong Yang             41     Director; President        December 1999
         James N. L. Chow      42     Director; Secretary        December 1999



James N.L. Chow    Mr. Chow, a citizen of Hong Kong, has been President of
                   Inter-Global Investments, Inc. since March 1997. During that time, he has provided investment banking consulting services for various companies in the United States. Prior thereto, from August 1996 to March 1997, he was Regional Financial
                   Controller for Miramar Hotel & Investment Co., Ltd. in Hong
                   Kong. From September 1993 to August 1996, Mr. Chow was
                   Financial Controller for Miramar Hotel Management Group in
                   The People's Republic of China.

Hong Yang          Mr. Yang, a citizen of the Peoples Republic of China,
                   has served as President of Hainan Zhiye General Company since
                   1992, a conglomerate based in China and focused on real estate, hotels, restaurants, tourism, trading and ocean transportation.

         Each director is elected by holders of a majority of the common stock to serve for a term of one year and until his successor is elected and qualified, which is generally at the annual meeting of stockholders. Officers serve at the will of the board, subject to possible future employment agreements which would establish term, salary, benefits and other conditions of employment.

ITEM 6.  EXECUTIVE COMPENSATION.

         None of the officers receives any compensation for the services rendered to China Ventures.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         A stockholder of China Ventures is acting as legal counsel in connection with the formation of China Ventures and related matters. Through December 1999, China Ventures had incurred $5,200 in legal fees and expenses to the law firm in which this stockholder is a partner.

ITEM 8. LEGAL PROCEEDINGS.

         There is no litigation pending or threatened by or against China Ventures.

ITEM 9.  MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         There is currently no market for China Ventures' common stock.

NUMBER OF STOCKHOLDERS. As of December 20, 1999, China Ventures had 28 stockholders of record.

         (a) The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock." For purposes relevant to China Ventures, a penny stock is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The National Association of Securities Dealers, Inc. (the "NASD"), which administers the NASDAQ Stock Market, has established certain criteria for initial and continued eligibility for listing on the NASDAQ Stock Market. In order to qualify for listing on the NASDAQ SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the NASDAQ SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

         There can be no assurances that, upon a successful merger or acquisition, China Ventures will qualify its securities for listing on the NASDAQ SmallCap Market or a national or regional exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of China Ventures to qualify its securities or to meet the relevant maintenance criteria after such qualification may result in the discontinuance of the inclusion of China Ventures's securities.

         In such events, trading, if any, in China Ventures's securities may then continue in the over-the-counter market. In such case, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, China Ventures's securities.

         (b) Holders. There were 28 holders of shares of China Ventures' common stock as of December 20, 1999 with a total of 252,550 shares of common stock issued and outstanding.

         (c) Dividends. Dividends on the common stock can be paid lawfully only out of current and retained earnings and surplus of China Ventures, when, as and if declared by the board of directors. China Ventures has not declared or paid any dividends on the common stock since inception and there is no assurance dividends will be paid in the foreseeable future. The payment of dividends in the future rests within the discretion of its board of directors and will depend, among other things, upon China Ventures's earnings, its capital requirements and its financial condition, as well as other factors which the board of directors deems relevant.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

         In December 1999, China Ventures issued and sold 2,500 shares of common stock to 25 individuals for aggregate consideration of $15,000. China Ventures did not sell these shares of common stock in reliance on any exemption from the United States federal securities laws as all purchasers were residents of China.

ITEM 11.  DESCRIPTION OF SECURITIES.

         The authorized capital stock of China Ventures consists of 50,000,000 ordinary shares, par value $.001 per share. The following statements relating to the capital stock are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Memorandum and Articles of Association, a copy of which are filed as an exhibit to this registration statement.

COMMON STOCK

         Holders of shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of China Ventures, the holders of shares are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

         Holders of shares have no preemptive rights to purchase China Ventures's shares. There are no conversion or redemption rights or sinking fund provisions with respect to the shares.

DIVIDENDS

         China Ventures does not expect to pay dividends. Dividends, if any, will be contingent upon China Ventures' revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of China Ventures' Board of Directors. China Ventures presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Directors and Officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, Officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, Officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         See Item 15.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         China Ventures has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

         Financial Statements

                   China Ventures Limited Financial Statement and Independent Auditors Report dated December 20, 1999
                   Independent Auditors Report
                   Balance Sheet dated December 20, 1999 Statement of Operations dated December 20, 1999
                   Statement of Changes in Shareholders' Equity dated
                   December 20, 1999
                   Statement of Cash Flows dated December 20, 1999
                   Notes to Financial Statements

         EXHIBITS

                   3.1 Memorandum and Articles of Association of China Ventures Limited

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CHINA VENTURES LIMITED

Date: December 21, 1999           BY: /s/ James N. L. Chow
                                      --------------------------
                                      James N.L. Chow, Secretary

                             CHINA VENTURES LIMITED

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                                DECEMBER 20, 1999

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
Independent Auditor's Report                                               -1-

Financial Statements:

   Balance Sheet                                                           -2-

   Statement of Operations                                                 -3-

   Statement of Changes in Stockholders= Equity                            -4-

   Statement of Cash Flows                                                 -5-

   Notes to Financial Statements                                          -6, 7-


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
China Ventures Limited
George Town
Grand Cayman Island, BWI

I have audited the accompanying balance sheet of China Ventures Limited (A Development Stage Company) as of December 20, 1999 and the related statements of operations and of cash flows for the period December 10 (date of inception) to December 20, 1999. These financial statements are the responsibility of the Company=s management. My responsibility is to express an opinion on these financial statements, based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position, results of operations and cash flows of China Ventures Limited ( A Development Stage Company) as of December 20, 1999 and for the period December 10 (date of inception) to December 20, 1999 in conformity with generally accepted accounting principles.

ANGEL A. SUAREZ, C.P.A.

December 21, 1999

       Member: American Institute of Certified Public Accountants. Florida
                   Institute of Certified Public Accountants.

                             CHINA VENTURES LIMITED
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 20, 1999

                        See Independent Auditor's Report

                                     ASSETS

CURRENT ASSETS

    Cash                                           $ 15,000
    Subscription receivable                             250
                                                   --------

        TOTAL CURRENT ASSETS                       $ 15,250
                                                   --------
                                                   --------


        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Accrued expenses                               $  5,200
                                                   --------

       TOTAL CURRENT LIABILITIES                      5,200

                STOCKHOLDERS' EQUITY

Common stock, $.001 par value, 50,000,000 shares
    authorized and 252,550 shares issued                252

Additional Paid-in Capital                           14,998

Deficit accumulated during the development stage     (5,200)
                                                   --------
                                                     10,050
                                                   --------
                                                   $ 15,250
                                                   --------
                                                   --------



         The accompanying notes are part of these financial statements.

                             CHINA VENTURES LIMITED
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
            From December 10 (date of inception) to December 20, 1999

                        See Independent Auditor's Report



GENERAL AND ADMINISTRATIVE EXPENSES

    Legal and incorporation fees              $5,200
                                              ------

NET LOSS FOR THE PERIOD - Development stage   $5,200
                                              ------
                                              ------



         The accompanying notes are part of these financial statements.

                             CHINA VENTURES LIMITED
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            From December 10 (date of inception) to December 20, 1999

                        See Independent Auditor's Report


COMMON STOCK

    Par value of 252,550 shares issued                 $    252
                                                       --------

        Balance at December 20, 1999                   $    252
                                                       --------
                                                       --------

ADDITIONAL PAID-IN CAPITAL

    Proceeds in excess of par value of shares of
      common stock issued                              $ 14,998
                                                       --------

         Balance at December 20, 1999                  $ 14,998
                                                       --------
                                                       --------

RETAINED EARNINGS

    Deficit accumulated during the development stage   $ (5,200)
                                                       --------

         Balance at December 20, 1999                  $ (5,200)
                                                       --------
                                                       --------

TOTAL STOCKHOLDERS' EQUITY                             $ 10,050
                                                       --------
                                                       --------



         The accompanying notes are part of these financial statements.

                             CHINA VENTURES LIMITED
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
            From December 10 (date of inception) to December 20, 1999

                        See Independent Auditor's Report


CASH FLOWS FROM OPERATING ACTIVITIES:

    Net Loss                                    $ (5,200)

    Increase in accrued expenses                   5,200
                                                --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES         --

CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from issuing common stock            15,000
                                                --------
                                                --------

    NET CASH PROVIDED BY FINANCING ACTIVITIES     15,000
                                                --------

    CASH AT END OF YEAR                         $ 15,000
                                                --------
                                                --------


                             CHINA VENTURES LIMITED
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 GENERAL INFORMATION

China Ventures Limited (the Company) was incorporated in the Cayman Islands on December 10, 1999 for the principal purpose of facilitating a Chinese private company to become a reporting public company whose securities are qualified for trading in the United States secondary market. The Company will attempt to locate and negotiate with a target business entity, initially from the People's Republic of China, to effect a merger or some other business combination, in exchange for the opportunity to acquire ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. If this initial attempt fails, the Company will not restrict its search to any specific business, industry or geographical location.

As of December 20, 1999 the Company is in the development stage and has not started operations; accordingly these financial statements are presented under the A Development Stage Enterprises@ pronouncements issued by the American Institute of Certified Public Accountants.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The Company presents its financial statements under the accrual basis of accounting, under which method revenues are recognized when earned rather than when received, and expenses are recognized when incurred rather than when paid.

NOTE 3 SUBSEQUENT EVENTS

The Company is in the process of voluntarily filing AForm 10, General Form for Registration of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934@ to register its Common Stock (under Section 12(b) of the
Act). Under the Securities Exchange Act of 1934 as amended, the Company is under no obligation to file this form.

NOTE 4 RELATED PARTY TRANSACTIONS

A stockholder of the Company is acting as legal counsel. Legal fees and incorporation costs in the amount of $5,200 are payable to a law firm in which this stockholder is a partner.

                             CHINA VENTURES LIMITED
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 CONTINGENCIES

The Company may not be successful in locating a target business with which to merge or effect some other business combination. If the Company is successful in its attempt's, it may be exposed to many risks including economic downturns, currency exchange rate fluctuations, changes in governmental policies, international incidents, nationalization of foreign assets and government protectionism, among others.

A business combination involving the issuance of common stock of the Company may result in shareholders of the target entity obtaining a controlling interest and in changes in the present officers and directors.

The Memorandum and Articles of Association provide that the Company may indemnify its officers and/or directors for liabilities; therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification.